As filed with the Securities and Exchange Commission on March 3, 2010

Registration No. 333-—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	13-1584302
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-2000

(Address of Principal Executive Offices)

Thomas H. Tamoney, Jr.

Senior Vice President, Deputy General Counsel and Assistant Secretary

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Jean M. McLoughlin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value 1 2/3 cents per share, to be issued under the PepsiAmericas, Inc. 2000 Stock Incentive Plan (2)	29,667 shares (2)	$35.65 (3)	$1,057,638.82 (3)	$75.43 (3)

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of share splits, share dividends and antidilution provisions.
(2)	Represents shares issuable pursuant to outstanding options under the PepsiAmericas, Inc. 2000 Stock Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h) under the Securities Act, based upon the weighted average exercise price of outstanding options. A filing fee of $75.43 was previously paid in connection with a February 26, 2010 filing of a registration statement by PepsiCo, Inc. on Form S-3 (File No. 333-165096), which filing was subsequently withdrawn on March 3, 2010. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset in its entirety the filing fee currently due pursuant to this registration statement.

EXPLANATORY NOTE

This Registration Statement registers:

•	29,667 shares of common stock of PepsiCo, Inc., par value 1 2/3 cents per share (“Common Shares”), to be offered pursuant to the PepsiAmericas, Inc. 2000 Stock Incentive Plan (the “Plan”).

Pursuant to the Agreement and Plan of Merger, dated as of August 3, 2009, among PepsiAmericas, Inc. (“PAS”), PepsiCo, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc., all outstanding equity-based awards under the Plan were converted to analogous awards with respect to Common Shares on the date at which the merger contemplated thereunder became effective.

This Registration Statement registers Common Shares to be offered pursuant to the Plan to former employees of PAS and its respective affiliates who continue to hold equity awards under the Plan. This Registration Statement is on Form S-3 rather than Form S-8 because a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms indicates that former employees of an issuer may use Form S-8 to exercise options only if the options were granted to such employees while they were employed by the issuer. A Registration Statement on Form S-8 will be filed to register Common Shares to be offered pursuant to the Plan to current employees of PAS and its respective affiliates who continue to hold equity awards under the Plan.

This Registration Statement contains the form of prospectus to be used in connection with these offers and sales. The form of prospectus is to be used by us in connection with the offer and sale by us of common stock upon exercise or settlement of equity awards under the Plan.

PROSPECTUS

PepsiCo, Inc.

29,667 Shares of Common Stock

under

PepsiAmericas, Inc. 2000 Stock Incentive Plan

This prospectus, dated March 3, 2010, covers the offer and sale by us of shares of our common stock upon the exercise of options that are currently outstanding and held by eligible former employees of PepsiAmericas, Inc. (“PAS”) and its subsidiaries under the PepsiAmericas, Inc. 2000 Stock Incentive Plan (the “Plan”).

This prospectus also covers such additional shares of common stock that may become available from time to time under the Plan. We will receive the exercise or purchase price of certain stock-based awards under the Plan if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis.

Our common stock is listed on the New York Stock Exchange under the symbol “PEP.” The closing price of our common stock on March 2, 2010 was $63.80 per share.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K filed with the Commission.

Neither the Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

This prospectus covers the offer and sale by us of shares of our common stock upon exercise of options that are currently outstanding and held by eligible former employees of PAS and its subsidiaries under the Plan. See “Appendix A – Plan Prospectus.” This prospectus also covers such additional shares of common stock that may become available from time to time under the Plan.

FORWARD-LOOKING STATEMENTS

We discuss expectations regarding our future performance, such as our business outlook, in our annual and quarterly reports, press releases, and statements incorporated by reference in this prospectus. These statements, and statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties, and investors must recognize that events could turn out to be significantly different from our expectations. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. We do not undertake to update our forward-looking statements to reflect future events or circumstances, except as may be required by applicable law.

USE OF PROCEEDS

We will receive the exercise or purchase price of certain stock-based awards under the Plan if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon exercise or purchase of such awards. We anticipate that we will use the net proceeds received by us for general corporate purposes, including working capital.

PLAN OF DISTRIBUTION

Outstanding equity awards with respect to shares of PAS common stock were previously granted under the Plan to eligible employees, consultants, and directors of PAS and its respective subsidiaries and have been converted to analogous equity awards with respect to shares of our common stock. Shares of our common stock are issuable pursuant to incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards previously granted under the Plan. See “Appendix A – Plan Prospectus.”

DESCRIPTION OF CAPITAL STOCK

Our common stock to be offered is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For a description of the stock-based awards that will be issued pursuant to the Plan, see “Appendix A – Plan Prospectus.”

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary. Mr. Tamoney owns shares of our common stock and holds options to purchase shares of our common stock.

EXPERTS

The consolidated financial statements of PepsiCo, Inc. as of December 26, 2009 and December 27, 2008, and for each of the years in the three-year period ended December 26, 2009, and the effectiveness of internal control over financial reporting as of December 26, 2009, are incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

(a) Annual Report of PepsiCo, Inc. on Form 10-K for the fiscal year ended December 26, 2009;

(b) All reports of PepsiCo, Inc. filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 26, 2009;

(c) The description of our common stock contained in our most recent Registration Statement on Form 8-A, pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report we filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

PepsiCo, Inc.

Manager, Shareholder Relations

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-3055

* * * * *

2

APPENDIX A – PLAN PROSPECTUS

PepsiAmericas, Inc. 2000 Stock Incentive Plan

Prospectus Amendment

March 3, 2010

This Prospectus Amendment relates to the PepsiAmericas, Inc. 2000 Stock Incentive Plan (the “Plan”) and amends any prior prospectus you may have received with respect to the Plan. The following changes have been made to reflect the merger of PepsiAmericas, Inc. (“PAS”) with PepsiCo, Inc. (“PepsiCo”).

•

Conversion of PAS Options. Each PAS option outstanding immediately prior to the effective time of the merger was converted into an adjusted option to acquire, on the same terms and conditions as were applicable under the PAS option immediately prior to the effective time of the merger, the number of shares of PepsiCo common stock equal to the product of (i) the number of shares of PAS common stock subject to the PAS option immediately prior to the effective time of the merger multiplied by (ii) the closing exchange ratio (as described below), rounded down to the nearest whole share. The exercise price per share of PepsiCo common stock subject to an adjusted option is an amount (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of PAS common stock subject to the PAS option immediately prior to the effective time of the merger divided by (B) the closing exchange ratio.

The closing exchange ratio is equal to the quotient of (a) the closing price of a share of PAS common stock on the business day immediately before the effective time of the merger divided by (b) the closing price of a share of PepsiCo common stock on the business day immediately before the effective time of the merger.

•

No Future Awards. Since PAS shareholders approved the Plan, the Plan has been the only plan that PAS has used to make equity awards to its employees. At the effective time of the merger, no future awards will be made under the Plan.

•

Plan Administration. At the effective time of the merger, the authority to administer the Plan was transferred to the Compensation Committee of the Board of Directors of PepsiCo from the Management Resources and Compensation Committee of PAS’s Board of Directors.

Prospectus for PepsiAmericas, Inc. 2000 Stock Incentive Plan

Prospectus

PEPSIAMERICAS, INC.

14,000,000 Shares of Common Stock

2000 STOCK INCENTIVE PLAN

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933 (the “Securities Act”).

This Prospectus covers 14,000,000 shares of Common Stock of PepsiAmericas, Inc., which are reserved for issuance under the PepsiAmericas, Inc. 2000 Stock Incentive Plan, as amended (the “Plan”). This Prospectus also covers any additional securities which may be issued under the Plan in the event of certain changes in our capital structure pursuant to the anti-dilution provisions of the Plan, as discussed below. The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “PAS.”

This Prospectus may be used only in connection with offers and sales by PepsiAmericas of shares of Common Stock under the Plan and may not be used by Plan participants for reoffers or resales of shares of Common Stock.

As used in this Prospectus, unless the context otherwise clearly requires, “we,” “us,” “our” or the “Company” refers to PepsiAmericas, Inc. and each of its subsidiary corporations (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 14, 2005.

Page
About PepsiAmericas	2
Where You Can Find More Information	2
Information Regarding the Plan	3

Page
Federal Tax Consequences	8
Restrictions on Resales of Shares	12

ABOUT PEPSIAMERICAS

We manufacture, distribute and market a broad portfolio of beverage products in the United States, Central Europe and the Caribbean. Our principal executive offices are located at 4000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, telephone: (612) 661-4000.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, we file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You may read and copy materials we file with the Commission at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

We have filed with the Commission registration statements on Form S-8 (the “Registration Statements”) under the Securities Act, relating to the Common Stock offered by this Prospectus. This Prospectus is part of the Registration Statements, but does not contain all of the information, exhibits and undertakings set forth in the Registration Statements. For further information, please refer to the Registration Statements, which may be read and copied at the sources described above.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the Commission. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the Common Stock offered by this Prospectus is sold:

•	Annual Report on Form 10-K for the fiscal year ended January 1, 2005;

•	Current Reports on Form 8-K filed on January 11, 2005, February 25, 2005, March 3, 2005 and March 4, 2005;

•	Definitive Schedule 14A (Proxy Statement) filed on March 11, 2005; and

•

Description of Common Stock and the associated preferred share purchase rights contained in the Registration Statements we filed pursuant to Section 12 of the Exchange Act relating thereto, including any amendments or reports filed for the purpose of updating either description.

We will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents. Please direct written requests to PepsiAmericas, Inc., 4000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Investor Relations. Please direct telephone requests to Investor Relations at (612) 661-3883. Additional information about the Plan and its administration may be obtained by contacting our Human Resources Department at 3501 Algonquin Road, Rolling Meadows, Illinois; telephone: (847) 818-5000.

INFORMATION REGARDING THE PLAN

The Plan was approved and effective as of February 18, 2000. An amendment to the Plan, which increased by 6,000,000 the number of shares of Common Stock with respect to which options and other awards may be granted under the Plan, was approved and effective as of February 17, 2004. An amendment to the Plan, to include restricted stock units, was approved and effective as of February 23, 2005. The Plan provides for the grant of stock options (with or without stock appreciation rights (“SARs”)), restricted stock awards (including restricted stock unit awards ((“Restricted Stock Awards”)) and performance awards (“Performance Awards”). Stock options may be either “Incentive Options” that qualify under Section 422 of the Code or nonqualified stock options (“Nonqualified Options,” and together with Incentive Options, “Options”). Incentive Options may not be granted to non-employee directors. Under the Plan, Performance Awards may be awards of Common Stock or cash.

The Plan is not subject to the Employee Retirement Income Security Act of 1974.

Purpose of the Plan

The Plan is intended to provide a means through which we may attract able persons to enter our employ and to serve as directors. The Plan is further intended to encourage ownership of Common Stock by those persons upon whom the responsibilities of our successful management are placed, and whose present and potential contributions to our welfare are important. The Plan is also designed to enhance our profitable growth by providing these persons with additional incentive and reward opportunities.

Eligibility

Any person is eligible to receive grants of Options, Restricted Stock Awards and Performance Awards under the Plan if, at the time of the grant or award, he or she serves (or is expected to serve) us or any of our present or future subsidiaries as an officer, other key employee or director.

As of November 15, 2004, there were approximately 500 officers, other key employees and directors who were eligible to participate in the Plan.

Administration of the Plan

The Plan is administered by our Management Resources and Compensation Committee (the “Committee”) which is made up of only directors who are not our employees. Members of the Committee are appointed by our Board of Directors. The Committee presently consists of Richard G. Cline, Chairman, Herbert M. Baum and Archie R. Dykes. The address for all members of the Committee is c/o Corporate Secretary, PepsiAmericas, Inc., 4000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402.

Subject to the express provisions of the Plan, the Committee has the authority, in its discretion, to determine the individuals to receive Options (with or without SARs), Restricted Stock Awards and Performance Awards, the time or times when they shall receive them, the number of shares to be subject to each Option and Restricted Stock Award and the value of each Performance Award.

The Committee has the power to construe the Option, Restricted Stock Award and Performance Award agreements and the Plan, and to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee are conclusive.

Number of Shares Available

We have reserved 14,000,000 shares of Common Stock for issuance under the Plan. The number of shares of Common Stock available for issuance under the Plan is reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options, Restricted Stock Awards and Performance Awards granted under the Plan. To the extent that (i) an outstanding Option expires or terminates unexercised or is canceled or forfeited (other than in connection with the exercise of an SAR for Common Stock); or (ii) an outstanding Restricted Stock Award or outstanding Performance Award which may be paid in part or solely in shares of Common Stock or in either shares of Common Stock or cash expires or terminates without vesting or is canceled or forfeited; or (iii) shares of Common Stock are withheld or delivered pursuant to the provisions on Share Withholding (as discussed below), then the shares of Common Stock subject to the expired, terminated, unexercised, canceled or forfeited portion of the Option, Restricted Stock Award or Performance Award, or the shares of Common Stock so withheld or delivered, will again be available under the Plan. In the event all or a portion of an SAR is exercised, the number of shares of Common Stock subject to any related Option (or portion thereof) will again be available for issuance under the Plan, except to the extent that shares of Common Stock were actually issued upon exercise of the SAR.

In the event of a stock split, stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares or similar event, the maximum number and class of securities available under the Plan, and the number and class of securities subject to Options, SARs, Restricted Stock Awards or Performance Awards will be appropriately adjusted by the Committee, whose determination will be conclusive.

Stock Options

The Committee may grant Incentive Options and Nonqualified Options (with or without SARs) to eligible officers, key employees or directors. Differences in the tax treatment of Incentive Options and Nonqualified Options are discussed below under the heading “Federal Tax Consequences.”

An Incentive Option may be granted only to persons who are employed by us or by any parent or subsidiary of ours. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as Incentive Options are exercisable for the first time during any calendar year exceeds the amount (currently $100,000) established by the Code, such Options will be Nonqualified Options.

The purchase price per share of Common Stock under each Option is determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Option and an Incentive Option granted under the Plan may not be less than 100% of the fair market value of the Common Stock at the date the Option is granted. If we grant an Incentive Stock Option to someone who has more than ten percent of the voting power of our capital stock (a “Ten Percent Holder”) then the purchase price per share may not be less than the price (currently 110% of fair market value) required by the Code in order to constitute an Incentive Stock Option.

Term of Options; Exercise

The period during which an Option may be exercised is determined by the Committee; provided, however, that no Incentive Option may be exercised later than ten years (five years in the case of an Incentive Option granted to a Ten Percent Holder) after its date of grant. The Committee may establish performance measures that are to be satisfied as a condition to the exercisability of all or a portion of an Option. An Option may be exercised by giving written notice to us, as provided in the Option agreement, specifying the number of shares of Common Stock to be purchased and accompanied by payment of the purchase price in full (or arrangement made for such payment to our satisfaction). As determined by the Committee at the time of grant of an Option and set forth in the Option agreement, the purchase price may be paid (i) in cash or (ii) by delivery (either actual delivery or by attestation procedures we establish) of previously-owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances and which the holder either has held for at least six months or has purchased on the open market) valued at their fair market value on the date of exercise. If applicable, a person exercising an Option will be required to surrender to us any SARs which are canceled by reason of the exercise of the Option.

Termination of Employment

If the holder of a Nonqualified Option retires, unless otherwise provided in the Option agreement, the Option will be fully exercisable, and may be exercised at any time up to and including (but not after) the date on which the Option would otherwise terminate. “Retirement” means cessation of active employment or service pursuant to our retirement policies and programs.

If the holder of an Incentive Stock Option retires, the Option will be exercisable only to the extent it is exercisable when the holder retires and may only be exercised within three months thereafter, but in no event after the date on which the Option would otherwise terminate.

If the holder of an Option terminates employment or service by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code, unless otherwise provided in the Option agreement, the Option will be exercisable only to the extent it is exercisable on the date of the termination of employment or service and may only be exercised within one year thereafter, but in no event after the date on which the Option would otherwise terminate.

If the holder of an Option voluntarily terminates employment or service without our written consent, the Option will terminate unless otherwise provided in the Option agreement.

If the holder of an Option terminates employment or service for any reason other than those set forth above or death, unless otherwise provided in the Option agreement, the Option will be exercisable only to the extent it is exercisable on the date of the termination of employment or service and may only be exercised within three months thereafter, but in no event after the date on which the Option would otherwise terminate.

Death of Option Holder

If the holder of an Option dies while employed by us, while providing service to us or after retirement, unless otherwise provided in the Option agreement, the Option will become fully exercisable, and may only be exercised within nine months of the date the holder dies, but in no event after the date on which the Option would otherwise terminate.

If the holder of an Option dies within three months after termination of the holder’s employment with us or service to us at a time when the Option is exercisable by the holder, and the termination was not because of retirement, death or disability, and unless otherwise provided in the Option agreement, the Option will be exercisable only to the extent that it is exercisable on the date the holder dies and may only be exercised within nine months of that date, but in no event after the date on which the Option would otherwise terminate.

An Option that may be exercised following the death of its holder may only be exercised by the legatees of the holder under his or her last will, or by the holder’s personal representatives or distributees.

Transferability

Unless otherwise specified in the Option agreement, no Option may be transferred other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by us. In general, an Option may be exercised during the lifetime of an Option holder only by the holder or the holder’s legal representative. Unless permitted by the Option agreement, no Option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Option, the Option and all rights thereunder will immediately become null and void.

Stock Appreciation Rights

The Committee may, in its sole discretion, grant an SAR (concurrently with the grant of the Option or, in the case of a Nonqualified Option which is not intended to be qualified performance based-compensation under

Section 162(m) of the Code, subsequent to the grant) to any person granted an Option under the Plan. The Committee may establish performance measures that are required to be satisfied or met as a condition to the grant of an SAR or the exercisability of all or a portion of an SAR. SARs enable the holder to receive, in exchange for the surrender of any Option, or any portion thereof which is exercisable on the date of the request, shares of Common Stock, cash or a combination thereof, in the discretion of the Committee, having an aggregate fair market value equal to the excess of the fair market value as of the date of the request of one share of Common Stock over the purchase price specified in the Option, multiplied by the number of shares of Common Stock covered by the Option or portion thereof which is so surrendered. An SAR may be exercised (i) by giving written notice to us specifying the number of SARs which are being exercised and (ii) by surrendering to us any Options which are canceled by reason of the exercise of the SAR. In general, the same restrictions on the transferability of Options, discussed above, apply to SARs.

Restricted Stock Awards

Restricted Stock Awards are grants of Common Stock which are subject to a restriction period (the “Restriction Period”) established by the Committee. Restricted Stock Awards are also defined to include awards of restricted stock units (“Restricted Stock Unit Awards”). Restricted Stock Unit Awards are awards of the right, upon the expiration of a Restriction Period, to receive a cash payment equal to the fair market value of Common Stock at the time of the payment. The Committee may establish performance measures that are required to be satisfied or met during the Restriction Period as a condition to the vesting of all or a portion of the Common Stock subject to a Restricted Stock Award, or to the payment of cash in the case of a Restricted Stock Unit Award. During the Restriction Period, we retain custody of the certificates representing the shares of Common Stock subject to each grant, but the holder of the Restricted Stock Award has the right (unless otherwise provided in the Restricted Stock Award agreement) to vote the shares and to receive dividends thereon. During the Restriction Period, a holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate or dispose of the shares subject to the Restricted Stock Award. Notwithstanding the above, the holder of a Restricted Stock Unit Award will not be entitled to receive Common Stock at any time during or after the Restriction Period and will have no right to vote shares or receive dividends.

A holder of a Restricted Stock Award will forfeit all of the shares subject to the Restricted Stock Award, or forfeit the right to receive a cash payment in the case of a Restricted Stock Unit Award, if (i) the holder breaches a restriction or the terms and conditions established by the Committee or (ii) except as may otherwise be determined by the Committee, the holder fails to remain continuously in our employment or service at all times during the applicable Restriction Period.

The Committee may establish terms of a Restricted Stock Award whereby, as a condition to the Restricted Stock Award, the holder is required to pay cash or other consideration for the Common Stock subject to the award.

Performance Awards

The Plan authorizes the grant of Performance Awards under which a performance period (the “Performance Period”) is established by the Committee at the time of grant. Each Performance Award is assigned a maximum value which is contingent upon our future performance or the future performance of a subsidiary, division or department over the Performance Period. Performance measures are determined by the Committee prior to the beginning of each Performance Period but may be subject to later revisions to reflect significant, unforeseen events or changes as the Committee deems appropriate.

Following the end of each Performance Period, the holder of a Performance Award is entitled to receive payment of an amount, not exceeding the maximum assigned value of the Performance Award, based on the achievement of the performance measures for the Performance Period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of Common Stock, or a combination thereof, in a lump sum or in installments, and subject to such vesting and other terms and conditions as may be determined by the Committee. In the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) of the Code, no payment may be made under any such Performance Award until the Committee certifies in writing that the performance measures for the Performance Period have been achieved.

A Performance Award will terminate if the holder of the Performance Award fails to remain continuously in our employment or service at all times during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a holder of a Performance Award ceases to be an employee or director following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Award, payment will be made in accordance with terms established by the Committee for the payment of the Performance Award. A holder of a Performance Award which is payable in installments of Common Stock may not sell, transfer, pledge, exchange, hypothecate or dispose of that Common Stock until the installments become due.

Change in Control

Except as described in the next paragraph, if we experience a “change in control” (as defined in the Plan) holders of Options, Restricted Stock Awards and Performance Awards will be entitled to certain accelerated cash payments. Upon a change in control, holders have the right at any time thereafter to exercise their Options, notwithstanding any other limitation or restriction, and will receive from us within 60 days after the change in control, in exchange for surrender of their Options, an amount in cash equal to the difference between the fair market value (as determined by the Committee) of the shares covered by the Options on the date of the change in control and the exercise price of the Options. Holders of Restricted Stock Awards will receive from us within 60 days after the change in control, in exchange for surrender of the Restricted Stock Awards, an amount in cash equal to the difference between the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock covered by the Restricted Stock Awards and any applicable purchase price. Holders of Performance Awards for which the applicable Performance Period has not expired will receive from us within 60 days after the change in control, in exchange for the surrender of the Performance Awards, an amount in cash equal to the product of the value of the Performance Awards and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the applicable Performance Period to the date of the change in control and the denominator of which is the number of whole months in the Performance Period. Holders of Performance Awards which have been earned but not yet paid are entitled to receive an amount in cash equal to the value of the Performance Awards.

Notwithstanding any other provision of the Plan or any agreement relating to an Option, Restricted Stock Award or Performance Award, in the event of a change in control involving (i) a reorganization, merger or consolidation or other disposition of all or substantially all of our assets or our liquidation or dissolution, and (ii) the receipt by holders of our Common Stock of shares of common stock that are registered under Section 12 of the Exchange Act: (a) each Option and SAR will be exercisable in full; (b) the Restriction Period applicable to any outstanding Restricted Stock Award will lapse and, if applicable, any other restrictions, terms or conditions will lapse and/or be deemed to be satisfied at the maximum value or level; (c) the performance measures applicable to any outstanding Performance Award will be deemed to be satisfied at the maximum value; and (d) there will be substituted for each share of Common Stock remaining available under the Plan, whether or not then subject to an outstanding Option (and SAR), Restricted Stock Award or Performance Award, the number and class of shares into which each outstanding share of Common Stock is converted pursuant to the change in control. In the event of any such substitution, the purchase price per share in the case of any award will be appropriately adjusted by the Committee (whose determination shall be conclusive), these adjustments will be made without any increase in the aggregate purchase price.

With respect to any holder of an Option or SAR who is subject to Section 16 of the Exchange Act, (i) notwithstanding any agreement evidencing the Option or SAR and (ii) notwithstanding the expiration date of the term of the Option or SAR, in the event we are involved in a business combination pursuant to which the holder receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring us, then each Option or SAR (or option or stock appreciation right in substitution thereof) will be exercisable to the extent set forth in the Plan or the agreement evidencing the Option or SAR until and including the latest of (a) the expiration date of the term of the Option or SAR or, in the event of the holder’s termination of employment or service, the date determined pursuant to the Plan, and (b) the date which is six months and ten business days after the consummation of the business combination.

Amendments to the Plan; Duration

Our Board of Directors has the power to amend the Plan at any time; provided, however, that shareholder approval is required to increase the maximum number of shares of Common Stock available under the Plan or effect any change inconsistent with Section 422 of the Code.

The Plan may be terminated at any time by our Board of Directors, except with respect to any Options, SARS, Restricted Stock Awards or Performance Awards then outstanding. We have the right to restrict the exercise of any Options or SARs or the delivery of Common Stock pursuant to any Restricted Stock Awards or Performance Awards granted under the Plan until such time as: (i) any legal requirements or regulations have been met relating to the issuance of the shares covered thereby or to their registration under the Securities Act or to any applicable state laws and (ii) satisfactory assurances are received that the shares, when issued, will be listed for trading on the New York Stock Exchange.

FEDERAL TAX CONSEQUENCES

The following is a brief overview of the United States federal income tax consequences of your participation in the Plan and you should not rely on it as a complete statement. It does not describe all relevant tax matters which should be considered in connection with the Plan and does not completely describe all provisions associated with the tax matters discussed. You should consult a personal tax advisor for tax planning with respect to federal, state and other tax consequences of your participation in the Plan.

Stock Options

Nonqualified Options

A person granted a Nonqualified Option will not recognize taxable income at the time of grant and we will not be allowed a deduction for federal income tax purposes at that time. An Option holder generally will recognize compensation taxable as ordinary income, and we will generally be allowed a deduction for federal income tax purposes, on the date a Nonqualified Option is exercised in an amount equal to the excess, if any, of the fair market value (determined as of the date of exercise) of the shares acquired over the Option purchase price. Our ability to take a tax deduction upon exercise of a Nonqualified Option by certain senior executives may be limited by the provisions of Section 162(m) of the Code.

The tax basis of a share acquired by exercise of a Nonqualified Option with a cash payment will be its fair market value used to determine the amount of taxable compensation arising from the exercise of the Option. The holding period for purposes of determining whether a subsequent sale of such share by the Option holder results in the recognition of short-term or long-term capital gain or loss (the “holding period”) will commence on the day after the date we issue the share to the Option holder.

Transferable Nonqualified Options

If an Option holder transfers or holds a transferable Nonqualified Option, the Option holder should separately review with a personal tax advisor the United States federal income tax consequences arising in connection with the transfer and exercise of transferable Nonqualified Options, as well as our requirements with respect to that transfer and exercise.

Incentive Options

A person granted an Incentive Option which does not exceed the Internal Revenue Service limits for Incentive Options when aggregated with other Incentive Options which become exercisable in the same year and does not dispose of the shares will not recognize taxable income at the time of grant or at the time of exercise and we will not be allowed a deduction for federal income tax purposes at either time. However, the excess, if any, of the fair market value (determined as of the date of exercise) of the shares acquired by exercise over the Option purchase price is included in alternative minimum taxable income subject to the alternative minimum tax.

The American Jobs Creation Act of 2004 (“Jobs Act”) provides a specific exclusion from Federal Insurance Contribution Act (“FICA”) contributions and from taxes under the Federal Unemployment Tax Act (“FUTA”) for gain at the time of exercise of an Incentive Option. Under the Jobs Act, there is no withholding from income or FICA or FUTA tax payable either on exercise of an Incentive Stock Option or at the time of the sale of stock obtained through the exercise of an Incentive Stock Option.

If an Option holder exercises an Incentive Option and does not dispose of the shares so acquired within the period ending on the later of (i) two years after the Option was granted and (ii) one year after the date of transfer of the shares to the Option holder (any disposition within such period being called a “disqualifying disposition”), then, upon disposition of the shares: (a) the amount, if any, realized in excess of the Option purchase price will be treated as long-term capital gain; (b) the amount, if any, by which the Option purchase price exceeds the amount realized upon such disposition will be treated as long-term capital loss; and (c) we will not be allowed any deduction for federal income tax purposes with respect to the sale of the shares.

If an Option holder exercises an Incentive Option and disposes of the shares so acquired in a disqualifying disposition, then upon the disposition:

(1)	if the amount realized is equal to or greater than the fair market value of the shares on the date of exercise: (a) the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the Option purchase price of the shares will be treated as compensation taxable as ordinary income to the Option holder in the year of the disposition; and (b) the amount, if any, realized in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain;

(2)	if the amount realized is less than the fair market value of the shares on the date of exercise but not less than the Option purchase price of the shares, the excess of the amount realized upon the disposition over the Option purchase price will be treated as compensation taxable as ordinary income to the Option holder in the year of the disposition;

(3)	if the amount realized is less than the Option purchase price of the shares, the excess of the Option purchase price over the amount realized will be treated as short-term or long-term capital loss;

(4)	notwithstanding subparagraphs (2) and (3) of this paragraph, if the disqualifying disposition is a transaction (such as a sale between related parties or a gift) in which any loss, if sustained, would not have been recognized under the Code, the difference between the fair market value of the shares on the date of exercise and the Option purchase price of the shares will be treated as compensation taxable as ordinary income to the Option holder in the year of the disposition;

(5)	we will be allowed a deduction for federal income tax purposes in the year of the disposition to the extent an Option holder recognizes ordinary income therefrom, subject to the limitations of Section 162(m) of the Code; and

(6)	we will not withhold income tax (or pay FICA or FUTA tax) at the time of a disqualifying disposition.

If an Option holder pays the Option purchase price for shares acquired by exercise of an Incentive Option in cash, the basis for the shares will be equal to the amount paid plus, in the case of a disqualifying disposition, the amount of ordinary income recognized by the Option holder, and the holding period will commence on the day after the date the shares are transferred to the Option holder.

Delivery of Shares for Payment of Option Purchase Price

The following provisions are applicable only if the Option agreement specifically provides for the delivery of shares in satisfaction of the Option exercise price.

Nonqualified Options. If an Option holder delivers shares of Common Stock as payment of the Option purchase price of the shares to be acquired by the exercise of a Nonqualified Option, the Option holder will not recognize any taxable income with respect to the shares so delivered by the Option holder solely by reason of such delivery. If the shares so delivered were acquired by exercise of an Incentive Option, the delivery of those shares will not be a disqualifying disposition even if the delivery occurs before the above-described holding period requirement has been satisfied, but a number of shares received upon exercise of the Option equal to the number of shares so delivered will be treated as having been acquired on exercise of the prior Incentive Option, and the disqualifying disposition rules discussed above will continue to apply to the shares. The Option holder’s basis and holding period for the number of shares of Common Stock received equal to the number of shares delivered will be the same as for the shares delivered and the Option holder’s basis for shares received in excess of the number of shares delivered will equal the fair market value of such shares used to determine the amount of taxable compensation arising from the exercise of such Nonqualified Option. The holding period for such excess shares will commence on the day after the date the shares are transferred to the Option holder.

Incentive Options. If an Option holder delivers shares of Common Stock as payment of the Option purchase price of the shares to be acquired by the exercise of an Incentive Option, the Option holder will not recognize any taxable income with respect to the shares delivered by the Option holder solely by reason of that delivery unless the Option holder delivers Common Stock previously acquired upon exercise of an Incentive Option before the above-described holding period requirement has been satisfied and, as a result, that delivery constitutes a disqualifying disposition. If the delivery constitutes a disqualifying disposition, the difference between the Option purchase price for the shares so delivered and the lesser of the fair market value of the delivered shares on the date they were previously acquired by exercise of an Incentive Option or the Option purchase price for the shares being acquired upon exercise of the Incentive Option will be treated as compensation taxable as ordinary income to the Option holder in the year of the disposition. In addition, we will be entitled to a deduction at the time the Option holder recognizes income. The Option holder’s basis and holding period for the number of shares of Common Stock received equal to the number of shares delivered will be the same as for the shares delivered, except that the basis for the shares will be increased by any taxable compensation recognized as the result of the delivery constituting a disqualifying disposition. The Option holder’s basis for shares received in excess of the number of shares delivered will be zero and the Option holder’s holding period for those excess shares will commence on the day after the date the shares are transferred to the Option holder. All shares of Common Stock acquired by such exercise of an Incentive Option are subject to the disqualifying disposition rules described above if the holder subsequently disposes of the shares. Whether a subsequent disposition of any of the shares of Common Stock so acquired constitutes a disqualifying disposition is determined with respect to the holding period for such shares and, for this purpose, the shares with a zero tax basis will be deemed disposed of prior to the disposition of the other shares.

Except as otherwise described above in connection with Incentive Options, any gain or loss realized upon the sale or exchange of shares acquired under an Option will be treated as long-term capital gain or loss if the holding period for the shares is greater than twelve months and as short-term capital gain or loss if the holding period is twelve months or less. Under current law, the tax rate imposed on long-term capital gains generally cannot exceed 15% (5% for capital gain that would otherwise be taxed at a rate below 25% if it were ordinary income). The Code imposes special limitations on the amount of capital loss which can be deducted in a taxable year.

Stock Appreciation Rights

A person who has been granted an SAR will not realize taxable income at the time of grant and we will not be entitled to a deduction at that time. Upon the exercise of an SAR for cash, the holder will be taxed at ordinary income rates on the amount of cash received. Upon the exercise of an SAR for shares of Common Stock, the holder will be taxed at that time on the fair market value of the shares received. The tax basis of a share of Common Stock acquired by exercise of an SAR will be its fair market value used to determine the amount of taxable compensation arising from the exercise of the SAR, and the holding period will commence on the day after the date of transfer of the share to the person exercising the SAR.

Restricted Stock Awards

A person who has been granted a Restricted Stock Award will not recognize taxable income on the date of grant and we will not be entitled to a deduction at that time. When the Restriction Period lapses the holder will recognize ordinary income in an amount equal to the fair market value of the shares at such time less any cash consideration which the holder paid for the shares, or in the amount of the cash payment received in the case of a Restricted Stock Unit Award, and we will be entitled to a corresponding deduction, except to the extent the Code limits the deduction of certain compensation in excess of $1 million under Section 162(m). Dividends paid to the holder of a Restricted Stock Award which is not a Restricted Stock Unit Award during the Restriction Period will also be compensation income to the holder (subject to withholding if the holder is an employee) and deductible as such by us. However, the holder of a Restricted Stock Award which is not a Restricted Stock Unit Award may elect, within 30 days after grant of the Restricted Stock Award, to be taxed at the time of grant on the excess of the fair market value of the shares at the time of grant over any cash consideration paid by him, in which case (1) we will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the holder during the Restriction Period will be taxable as dividends (not subject to withholding) and will not be deductible by us, and (3) there will be no tax consequences when the Restriction Period lapses. If a holder makes such an election and then forfeits the shares with respect to which the election was made, the holder will not be allowed a deduction with respect to the amount of income that was taxed at the time of grant, but will be treated as having incurred a capital loss equal to the excess of any cash consideration paid for the shares over the amount received for the shares upon their forfeiture. Any gain or loss realized upon the sale or exchange of shares following the lapse of the Restriction Period will be treated as long-term or short-term capital gain or loss. A holder’s basis for these shares will be the amount recognized as taxable compensation plus any cash consideration which the holder paid for the shares. The holding period for the shares will begin on the date the holder recognizes taxable compensation with respect to the shares. This election to be taxed at the time of grant is not available to the holder of a Restricted Stock Unit Award.

Performance Awards

A person who has been granted a Performance Award will not recognize taxable income at the time of grant and we will not be entitled to a deduction at that time. To the extent a Performance Award is ultimately paid in cash, the payments will be treated as compensation income to the holder, and we will be entitled to a corresponding deduction for federal income tax purposes. To the extent payment is made in shares of Common Stock, the holder will have compensation income and we will have a corresponding deduction, in each case equal to the fair market value of the shares at the time they are issued. If Performance Awards are paid in the form of Restricted Stock, the tax treatment to the holder and us is as set forth above for Restricted Stock Awards.

Withholding Taxes; Share Withholding

Upon the exercise of a Nonqualified Option or SAR, the vesting of a Restricted Stock Award or the payment of a Performance Award, the holder must pay to us, or make arrangements satisfactory to us for the payment of, all federal, state, local or foreign taxes required by law to be withheld or deducted by us by reason of such exercise, vesting or payment. This payment may be made through share withholding under the circumstances described below.

If provided in the agreement evidencing an Option, SAR, Restricted Stock Award or Performance Award, the holder may elect, by written notice to us, to pay through withholding by us all or a portion of the estimated federal, state, local and other taxes arising from (1) the exercise of an Option or SAR and (2) the vesting or distribution of shares of Common Stock pursuant to a Restricted Stock Award or Performance Award (a) by having us withhold shares of Common Stock or (b) by delivering previously owned shares (collectively, “Share Withholding”), in each case being that number of shares of Common Stock as shall have a fair market value equal to the amount of taxes to be withheld, rounded up to the nearest whole share; provided, however, that the shares of Common Stock to be withheld may not have a fair market value in excess of the minimum amount of taxes required to be withheld. A Share Withholding election is subject to our approval.

If the date as of which the amount of tax to be withheld is determined (the “Tax Date”) is deferred until after the exercise of an Option or SAR, the expiration of the Restriction Period applicable to a Restricted Stock Award or the payment of a Performance Award, and if the holder of any such award elects Share Withholding, we will issue to the holder the full number of shares of Common Stock, if any, resulting from such exercise, expiration or payment and the holder will be unconditionally obligated to deliver to us on the Tax Date that number of shares of Common Stock as shall have an aggregate fair market value equal to the amount to be withheld on the Tax Date, rounded up to the nearest whole share.

The fair market value of shares of Common Stock used for payment of taxes is the mean sale price per share, as reported for New York Stock Exchange Composite Transactions, on the Tax Date.

RESTRICTIONS ON RESALES OF SHARES

Those participants in the Plan who may be deemed to be our “affiliates” within the meaning of Rule 405 under the Securities Act, may only resell shares of Common Stock, including shares acquired by exercise of an Option, pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act or an appropriate exemption from registration. Generally, an “affiliate” is one who controls, is controlled by, or is under common control with, an issuer, such as a director and certain corporate officers. Anyone who may be deemed our affiliate should consult with our General Counsel prior to making any sale of Common Stock.

The restrictions imposed by Section 16 of the Exchange Act upon any of our directors or executive officers will apply to Options, Restricted Stock Awards and Performance Awards. In general, any grant under the Plan to a person subject to Section 16 will be exempt from the short-swing liability (but not the reporting) provisions of Section 16. However, sales of Common Stock by such a person will generally be subject to the short-swing liability and reporting provisions of Section 16. If you are subject to Section 16, you should consult with counsel prior to engaging in any transaction in Common Stock.

We have not authorized any person to give any information or to make any representations with respect to the matters described in this Prospectus other than those contained or incorporated by reference herein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates except for the SEC registration fee.

Amount to be Paid
SEC registration fee	$75.43
Printing fees	$8,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$15,000
Miscellaneous

Total	$98,075.43

Item 15.	Indemnification of Officers and Directors

PepsiCo, Inc. (“PepsiCo”) does not have any provisions for indemnification of directors or officers in its Amended and Restated Articles of Incorporation. Article III, Section 3.7 of the By-Laws, as amended to September 18, 2009, provides that PepsiCo shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person, such person’s testator or intestate, is or was a director, officer or employee of PepsiCo, or is or was serving at the request of PepsiCo as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At the Board’s discretion, such indemnification may also include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding.

Section 55-2-02 of the North Carolina Business Corporation Act (the “North Carolina Act”) enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the North Carolina Act; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective. As noted above, PepsiCo’s Amended and Restated Articles of Incorporation do not contain a provision that eliminates or limits such personal liability.

Sections 55-8-50 through 55-8-58 of the North Carolina Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent

(1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by a majority vote of a quorum of the board of directors who are not parties to the proceeding in question, a duly designated committee of directors if a quorum of the full board cannot be established, special legal counsel selected by the board or duly designated committee of directors, or the shareholders (excluding shares owned or controlled by directors who are parties to the proceeding in question) in accordance with Section 55-8-55 of the North Carolina Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit in which a director was adjudged liable (whether or not involving action in his official capacity) on the basis of having received an improper personal benefit.

Sections 55-8-52 and 55-8-56 of the North Carolina Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application for and obtain court-ordered indemnification if the court determines that such director or officer is (1) entitled to mandatory indemnification under Section 55-8-52, in which case the court will also order the corporation to pay the director’s or officer’s reasonable expenses incurred to obtain court-ordered indemnification, and (2) fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not he met the standard of conduct set forth in Section 55-8-51 or was adjudged liable as described in Section 55-8-51.

In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Consistent with the foregoing, PepsiCo has entered into indemnification agreements with each of its directors, pursuant to which PepsiCo has agreed to indemnify and hold harmless, to the full extent permitted by law, each director against any and all liabilities and assessments (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other, including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the director and arising out of his status as a director or member of a committee of the Board of PepsiCo, or by reason of anything done or not done by the director in such capacities. After receipt of an appropriate request by a director, PepsiCo will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. PepsiCo will not be liable for payment of any liability or expense incurred by a director on account of acts which, at the time taken, were known or believed by such director to be clearly in conflict with PepsiCo’s best interests.

Additionally, Section 55-8-57 of the North Carolina Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the North Carolina Act to indemnify that person. PepsiCo has purchased and maintains such insurance.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc., PepsiAmericas, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc. (incorporated by reference to Exhibit 2.2 of PepsiCo, Inc.’s Current Report on Form 8-K, filed on August 4, 2009).*

4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. (incorporated by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 as filed on August 3, 2001, File No. 333-66632).*

4.2	By-Laws of PepsiCo, Inc., as amended on February 5, 2010 (incorporated by reference to Exhibit 3.2 to PepsiCo, Inc.’s Form 8-K as filed on February 5, 2010, File No. 001-01183).*

5.1	Opinion of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5.1).

24	Powers of Attorney (incorporated by reference to Exhibit 24 to PepsiCo, Inc.’s annual report on Form 10-K as filed on February 22, 2010, File No. 001-01183).*

99.1	PepsiAmericas, Inc. 2000 Stock Incentive Plan (including Amendments No. 1, No. 2 and No. 3 thereto).

99.2	Amendment No. 4 to PepsiAmericas, Inc. 2000 Stock Incentive Plan (effective February 18, 2010).

*	Incorporated by reference

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 26th day of February, 2010.

PepsiCo, Inc.

By:	/s/ Indra K. Nooyi
Name:	Indra K. Nooyi
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Indra K. Nooyi Indra K. Nooyi	Chairman of the Board of Directors and Chief Executive Officer	February 26, 2010

/s/ Richard Goodman Richard Goodman	Chief Financial Officer	February 26, 2010

/s/ Peter A. Bridgman Peter A. Bridgman	Senior Vice President and Controller (Principal Accounting Officer)	February 26, 2010

* Shona L. Brown	Director	February 26, 2010

* Ian M. Cook	Director	February 26, 2010

* Dina Dublon	Director	February 26, 2010

* Victor J. Dzau	Director	February 26, 2010

* Ray L. Hunt	Director	February 26, 2010

* Alberto Ibargüen	Director	February 26, 2010

* Arthur C. Martinez	Director	February 26, 2010

* Sharon Percy Rockefeller	Director	February 26, 2010

Signature	Title	Date

* James J. Schiro	Director	February 26, 2010

* Lloyd Trotter	Director	February 26, 2010

* Daniel Vasella	Director	February 26, 2010

*By:	/s/ Thomas H. Tamoney, Jr.
Name:	Thomas H. Tamoney, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc., PepsiAmericas, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc. (incorporated by reference to Exhibit 2.2 of PepsiCo, Inc.’s Current Report on Form 8-K, filed on August 4, 2009).*

4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. (incorporated by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 as filed on August 3, 2001, File No. 333-66632).*

4.2	By-Laws of PepsiCo, Inc., as amended on February 5, 2010 (incorporated by reference to Exhibit 3.2 to PepsiCo, Inc.’s Form 8-K as filed on February 5, 2010, File No. 001-01183).*

5.1	Opinion of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5.1).

24	Powers of Attorney (incorporated by reference to Exhibit 24 to PepsiCo, Inc.’s annual report on Form 10-K as filed on February 22, 2010, File No. 001-01183).*

99.1	PepsiAmericas, Inc. 2000 Stock Incentive Plan (including Amendments No. 1, No. 2 and No. 3 thereto).

99.2	Amendment No. 4 to PepsiAmericas, Inc. 2000 Stock Incentive Plan (effective February 18, 2010).

*	Incorporated by reference